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November 21, 2003


Milton Riseman
[Address Redacted]


Dear Milt,

Subject: Amendment to Consulting Agreement Dated July 3, 2003


This is to amend the terms of your consulting agreement between you and American Business Financial Services, Inc. ("ABFS"), dated July 3, 2003. These amendments are to be effective as of November 1, 2003.

The daily rate of compensation is amended to be $1,154.00 for the period of November 1, 2003 and through November 21, 2003.

Notwithstanding anything to the contrary set forth in the consulting agreement, notice is given that the consulting agreement is terminated effective November 21, 2003, as you have accepted full time employment with ABFS effective November 24, 2003.

All other terms and conditions of the consulting agreement remain unchanged and in full force and effect except as modified by these amendments.

Please indicate your acceptance of these amendments to your agreement by signing and returning one copy of this memo.



Very truly yours,

/s/  James E. O'Harrah
---------------------------------------
James E. O'Harrah
Senior Vice President, Human Resources



Accepted and
agreed to:                 /s/  Milton Riseman           Date: December 1, 2003
                           -------------------
                           Milton Riseman